Exhibit 99.1

Mercantile Bank Corporation and Firstbank Corporation to Merge

Combination Creates a Premier Michigan Banking Franchise

Grand Rapids & Alma, Mich. -- August 15, 2013 -- Mercantile Bank Corporation (“Mercantile”) (NASDAQ: MBWM) and Firstbank Corporation (“Firstbank”) (NASDAQ: FBMI) jointly announced today the signing of a definitive merger agreement under which Mercantile and Firstbank will merge to create one of the largest banking institutions headquartered in Michigan.

Based on financial results as of June 30, 2013, the combined company would have total assets of $2.8 billion, deposits of $2.3 billion and loans of $2.0 billion. The merger is expected to create the third largest bank headquartered in Michigan by market capitalization and by deposit market share. In addition, the combined company will have a more robust offering of products and services, an enhanced retail delivery system with 53 branches statewide, a more diversified loan portfolio and greater origination capabilities.

“I am extremely pleased to announce the combination of these two great Michigan community banks,” said Michael Price, Chief Executive Officer of Mercantile. “This is an exciting opportunity for our customers, our shareholders and our employees to create the premier Michigan community banking franchise.”

Thomas Sullivan, Chief Executive Officer of Firstbank, added: “We are very excited to become partners with Mercantile, as our similar cultures and complementary geographies and service strengths make this transaction a natural fit. We see great opportunity in combining to create a bank with enormous potential for future success.”

In the merger, Firstbank shareholders will receive a fixed ratio of 1.00 share of Mercantile common stock for each share of Firstbank common stock. This implies a transaction value per share of $18.77 or approximately $151.5 million in the aggregate based upon Mercantile’s closing price of $18.77 as of August 14, 2013. Upon closing, Mercantile shareholders will own approximately 52% of the stock in the combined company; Firstbank shareholders will own approximately 48%.

As part of the merger, Mercantile expects to declare and pay a special cash dividend of $2.00 per share to Mercantile shareholders prior to the closing of the merger, subject to the satisfaction of the closing conditions set forth in the merger agreement.

Under the proposed terms, the transaction is expected to be meaningfully accretive to Mercantile’s earnings per share in 2014 and thereafter. Further, it is anticipated that the combined company’s capital ratios will be well in excess of regulatory minimums and its tangible common equity to assets ratio will remain strong at approximately 8% (after giving effect to the $2.00 per share cash dividend).

The combined company’s leadership team will be comprised of executives from both organizations. Michael Price will serve as the President and Chief Executive Officer, with Robert Kaminski and Charles Christmas from Mercantile, along with Thomas Sullivan and Samuel Stone from Firstbank completing the executive team. Additionally, the board of directors will be comprised equally of Mercantile and Firstbank directors. Thomas Sullivan will serve as chairman of the board for a period of one year and Michael Price will become chairman of the board thereafter. The combined company will use the Mercantile name and the corporate headquarters will be in Grand Rapids.

The merger agreement has been unanimously approved by the board of directors of each company. The companies expect to consummate the transaction by December 31, 2013, subject to customary closing conditions, including regulatory and shareholders approvals. Keefe, Bruyette and Woods, Inc. acted as financial advisor to Mercantile and Sandler O’Neill & Partners, L.P. acted as financial advisor to Firstbank in the transaction.

Investor Conference Call

A joint conference call to discuss the transaction is scheduled for 11:00 a.m. EDT, August 15, 2013. Interested parties are invited to listen in by dialing 877-317-6789 in the U.S. and 412-317-6789 internationally and entering pin number 10032914 or by joining the live webcast, which will be available at www.mercbank.com or www.firstbankmi.com under Investor Relations. A presentation regarding the transaction will be discussed on this call and will be available for download at www.mercbank.com or www.firstbankmi.com under Investor Relations.

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Founded in 1997 to provide banking services to businesses, individuals and governmental units, the Bank differentiates itself on the basis of service quality and the expertise of its banking staff. Mercantile has seven full-service banking offices in Grand Rapids, Holland and Lansing, Michigan.

About Firstbank Corporation

Firstbank Corporation, headquartered in Alma, Michigan, is a bank holding company using a community bank local decision-making format with assets of $1.5 billion and 46 banking offices serving Michigan's Lower Peninsula.

Important Information for Investors

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger and issuance of Mercantile common stock in connection with the proposed merger will be submitted to Mercantile’s shareholders for their consideration, and the proposed merger will be submitted to Firstbank’s shareholders for their consideration. Mercantile will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement to be used by Mercantile and Firstbank to solicit the required approval of their respective shareholders in connection with the proposed merger and will constitute a prospectus of Mercantile. Mercantile and Firstbank may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF MERCANTILE AND FIRSTBANK ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Mercantile and Firstbank, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Mercantile will be available free of charge on Mercantile’s website at www.mercbank.com under the tab “Investor Relations.” Copies of documents filed with the SEC by Firstbank will be available free of charge on Firstbank’s website at www.firstbankmi.com under the tab “Investor Relations.”

Participants in the Transaction

Mercantile, Firstbank and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mercantile and Firstbank in connection with the proposed transaction. Information about the directors and executive officers of Mercantile is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 15, 2013. Information about the directors and executive officers of Firstbank is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 15, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. These forward looking statements are subject to a number of factors and uncertainties which could cause Mercantile, Firstbank, or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward looking statements. Forward looking statements speak only as of the date they are made and neither Mercantile nor Firstbank assumes any duty to update forward looking statements. These forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Mercantile and Firstbank, including future financial and operating results, accretion and earn-back, cost savings, enhanced revenues, long term growth, and the expected market position of the combined company that may be realized from the transaction, and (ii) Mercantile and Firstbank’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “opportunity,” “potential,” “future,” “will,” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Mercantile’s and Firstbank’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements. Although Mercantile and Firstbank have signed an agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive the necessary approval of shareholders and government approvals, or if any conditions to closing are not satisfied. There is no assurance that the due diligence process would identify all risks associated with the transaction. Additional information concerning risks is contained in Mercantile’s and Firstbank’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

FOR FURTHER INFORMATION:

MEDIA:

Amanda Passage

Lambert, Edwards & Associates

616-233-0500

apassage@lambert-edwards.com

INVESTORS:

Sam Stone	Bob Burton
Firstbank Corporation	Lambert, Edwards & Associates
989-466-7325	678-576-2991
sstone@firstbankmi.com	rburton@lambert-edwards.com